SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    May 5, 1999
                                                     ----------------


                                JAY JACOBS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



    Washington                    0-15934                       91-0698077
  ---------------               -----------                 -------------------
  (State or other               (Commission                   (IRS Employer
  jurisdiction of               File Number                 Identification No.)
  incorporation)

1530 Fifth Avenue
Seattle, Washington                                         98101
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(Address of Principal Executive Office)                   (Zip Code)


Registrant's telephone number, including area code:           (206) 622-5400
Registrant's facsimile number, including area code:           (206) 621-9830


                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

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
Item 5. Other Events
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     In preparing its financial statements for fiscal 1999, Registrant's management discovered certain discrepancies in its accounts payable and cost of goods sold for fiscal 1998. The Registrant has retained outside consultants and is in the final stages of an investigation into the matter. Based on the results of the investigation to date, the Registrant believes that there occurred an understatement of the net loss for fiscal 1998 of approximately $2.8 million. The Registrant expects to amend its Annual and Quarterly Reports for Fiscal 1998 and its quarterly reports for Fiscal 1999 to the extent necessary to correct the problems revealed by its investigation. Based on the discovery of these discrepancies, the Registrant's auditors have notified the Registrant that the auditors' opinion issued with respect to the fiscal 1998 financial statements can no longer be relied upon.

Item 7. Financial Statements and Exhibits
        ---------------------------------

    (a) Financial Statements.

                None

    (b) Proforma Financial Data

                None

    (c) Exhibits

                None

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       JAY JACOBS, INC.


                                       By: /s/ WILLIAM L. LAWRENCE, JR.
                                           -------------------------------------
                                           William L. Lawrence, Jr.
                                           Executive Vice President  and
                                           Chief Financial Officer

Date: May 28, 1999

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